Exhibit 99.1
News Release

CONTINENTAL RESOURCES ANNOUNCES OUTSTANDING 1Q22 RESULTS,
INCREASES SHAREHOLDER RETURN OF CAPITAL, & ENHANCES 2022 PROJECTIONS

Outstanding 1Q22 Results
•$1.50 B Cash Flow from Operations (CFO) & $1.15 B Free Cash Flow (FCF) (Non-GAAP)
•$597.8 MM Net Income; $1.65 per Diluted Share ($960.0 MM Adj. Net Income; $2.65 per Adj. Share (Non-GAAP))
Increasing Shareholder Return of Capital
•Quarterly Dividend Increased to $0.28 per Share (~2.0% Dividend Yield1)
•$100 MM Shares Repurchased in 1Q22 (~$960 MM Remaining in Share Buyback Program)
•$264 MM Total Debt Reduction in 1Q22 (Inclusive of $450 MM Powder River Basin Acquisition & Initial $63 MM Summit Carbon Capture Investment)
Enhancing 2022 Projections
•Increased Projected Return on Capital Employed (ROCE) to ~31% from Previous 21%
•Increased Avg. Daily Oil Production to 200 to 210 MBopd & Avg. Daily Natural Gas Production to 1.1 to 1.2 Bcfpd
•220 to 230 MBopd December 2022 Avg. Daily Oil Production Exit Rate
•Projecting Full Year CFO of $6.5 to $7.0 B (Inclusive of ~$450 MM Working Capital Adjustment) and Projecting Full Year FCF2 of $4.3 to $4.7 B; 21% to 23% FCF Yield3 (Non-GAAP)
Oklahoma City, May 4, 2022 – Continental Resources, Inc. (NYSE: CLR) (the “Company”) today announced its first quarter 2022 operating and financial results, increased shareholder return of capital, and enhanced 2022 projections.
“Continental’s outstanding first quarter 2022 results underscore our commitment to both return of capital to shareholders and corporate disciplined return on capital employed. Additionally, we continue to enhance our 2022 capital program and are realizing opportunities to optimize our operational and financial performance, as evident in our increased 2022 projected free cash flow of $4.3 to $4.7 billion, which equates to a 21% to 23% free cash flow yield. Our fifth consecutive increase to our quarterly dividend and approximately 31% projected return on capital employed continues to competitively differentiate us versus both our peers and the S&P 500 by delivering on our unique shareholder value proposition,” said Bill Berry, President & Chief Executive Officer.
The Company reported net income of $597.8 million, or $1.65 per diluted share, for the quarter ended March 31, 2022. In first quarter 2022, typically excluded items in aggregate represented $362.2 million, or $1.00 per diluted share, of Continental’s reported net income. Adjusted net income for first quarter 2022 was $960.0 million, or $2.65 per diluted share (non-GAAP). Net cash provided by operating activities for first quarter 2022 was $1.50 billion, and EBITDAX was $1.84 billion (non-GAAP).
Adjusted net income, adjusted net income per share, EBITDAX, free cash flow, free cash flow yield, net debt, net sales prices, and cash general and administrative (G&A) expenses per barrel of oil equivalent (Boe) presented herein are non-GAAP financial measures. Definitions and explanations for how these measures relate to the most directly comparable U.S. generally accepted accounting principles (GAAP) financial measures are provided at the conclusion of this press release.

1 Annualized dividend yield is calculated as the annual dividend per share, based on the April 2022 dividend, divided by the stock price per share as of May 2, 2022. All future dividends require Board approval.
2 2022 projections include 1Q22 actuals and strip WTI and HH prices as of May 2, 2022, for the remainder of the year.
3 Free cash flow yield is estimated by dividing the 2022 annual FCF estimate by the Company’s current market capitalization, as of May 2, 2022.

1Q22 Production & Operations Update

First quarter 2022 total production averaged 373.8 MBoepd. First quarter 2022 oil production averaged 194.8 MBopd. First quarter 2022 natural gas production averaged 1,074 MMcfpd.

The following table provides the Company’s average daily production by region for the periods presented:

	1Q	1Q
Boe per day	2022	2021
Bakken	171,401	160,577
Anadarko Basin	143,963	138,386
Powder River Basin	11,653	2,464
Permian Basin	40,248	—
All other	6,545	6,515
Total	373,810	307,942

1Q22 Financial Update

“The Company delivered a record quarter of adjusted earnings per share and exceptional free cash flow generation while executing the $450 million Powder River Basin acquisition and $63 million Summit carbon capture investment during the first quarter 2022. We continued to demonstrate our ongoing commitment to capital discipline and shareholder return of capital by reducing our total debt by $264 million and executing $100 million of share repurchases since year end 2021, while increasing our quarterly fixed dividend by 22% versus last quarter,” said John Hart, Chief Financial Officer & Executive Vice President of Strategic Planning.

Three Months Ended
1Q 2022 Financial Update	March 31, 2022
Cash and Cash Equivalents	$4.2 million
Total Debt	$6.57 billion
Net Debt (non-GAAP)(1)	$6.56 billion
Average Net Sales Price (non-GAAP)(1)
Per Barrel of Oil	$90.83
Per Mcf of Gas	$6.34
Per Boe	$65.51
Production Expense per Boe	$4.09
Total G&A Expenses per Boe	$2.23
Crude Oil Net Sales Price Discount to NYMEX ($/Bbl)	($3.47)
Natural Gas Net Sales Price Premium to NYMEX ($/Mcf)	$1.43
Non-Acquisition Capital Expenditures attributable to CLR	$523.9 million
Exploration & Development Drilling & Completion	$426.2 million
Leasehold and minerals	$24.8 million
Workovers, Recompletions and Other	$72.9 million
Minerals attributable to FNV	$1.9 million
(1) Net debt and net sales prices represent non-GAAP financial measures. Further information about these non-GAAP financial measures as well as reconciliations to the most directly comparable U.S. GAAP financial measures are provided subsequently under the header Non-GAAP Financial Measures.

Increasing Shareholder Return of Capital

The Company's Board of Directors recently approved increasing the Company's quarterly dividend to $0.28 per share, payable on May 23, 2022, to stockholders of record on May 9, 2022. This dividend represents a $0.05, or approximately 22%, increase to the Company's $0.23 per share quarterly dividend paid in first quarter 2022 and equates to an approximate 2.0% annualized dividend yield, as of May 2, 2022, which exceeds the S&P 500 average yield. The Company continues to target maintaining a 2.0% or greater annualized dividend yield long term.

During first quarter 2022, the Company repurchased 1.84 million shares at an aggregate cost of $100 million. Cumulatively the Company has repurchased 18.81 million shares at an aggregate cost of $541 million (average of $28.76 per share), leaving approximately $960 million of authorized repurchasing capacity remaining under the $1.5 billion program.

During first quarter 2022, the Company reduced its total debt to $6.57 billion, with $264 million of total debt reduction since December 31, 2021. This is inclusive of the $450 million Powder River Basin acquisition and $63 million Summit carbon capture investment. The Company is accelerating its net debt reduction and is targeting $4.8 billion of total debt, which assumes a paydown of the Company’s 2023 and 2024 senior notes, and $4.0 billion of net debt (non-GAAP) by year end 2022. At the end of first quarter 2022, the Company’s net debt (non-GAAP) to annualized first quarter 2022 EBITDAX (non-GAAP) ratio was below 1.0x and is projected to be below 1.0x on a trailing twelve-month EBITDAX basis by the end of second quarter 2022.

Enhancing 2022 Projections

The Company recently announced its modified 2022 capital program of $2.6 to $2.7 billion from $2.3 billion, which is expected to enhance the Company’s projected return on capital employed by 2.0% over its originally projected 21% return on capital employed at $80 WTI and $3.50 HH. Adjusting for current commodity prices, the Company’s projected return on capital employed is increasing to approximately 31% in 2022. The Company is also projecting a 40% or lower reinvestment rate, versus approximately 45% in the original capital program.

The Company has updated its 2022 annual oil production guidance to 200 to 210 MBopd from 195 to 205 MBopd. This is inclusive of production from the closing of the Company’s Powder River Basin acquisition on March 25, 2022, through December 31, 2022. The Company is also projecting a December 2022 oil production exit rate of approximately 220 to 230 MBopd. Additionally, the Company has updated its 2022 annual natural gas production guidance to 1,100 MMcfpd to 1,200 MMcfpd from 1,040 to 1,140 MMcfpd.

The updated 2022 capital program is projected to generate approximately $6.5 to $7.0 billion of cash flow from operations (inclusive of approximately $450 million working capital adjustment) and $4.3 to $4.7 billion of free cash flow (non-GAAP) for full-year 2022, inclusive of first quarter 2022 actuals and strip WTI and Henry Hub prices as of May 2, 2022, for the remainder of the year. The Company’s full-year 2022 free cash flow projection equates to a 21% to 23% free cash flow yield (non-GAAP).

The Company is improving its oil and natural gas differentials given strong pricing realizations. 2022 crude oil differentials guidance per barrel of oil is now projected to average ($2.50) to ($3.50) and 2022 natural gas differentials guidance per Mcf is now projected to average a premium of $0.25 to $1.00.

The Company’s full 2022 guidance can be found at the conclusion of this press release.

	Three months ended March 31,
	2022	2021
Average daily production:
Crude oil (Bbl per day)	194,767	151,852
Natural gas (Mcf per day)	1,074,255	936,540
Crude oil equivalents (Boe per day)	373,810	307,942
Average net sales prices (non-GAAP), excluding effect from derivatives: (1)
Crude oil ($/Bbl)	$90.83	$53.09
Natural gas ($/Mcf)	$6.34	$5.56
Crude oil equivalents ($/Boe)	$65.51	$43.11
Production expenses ($/Boe)	$4.09	$3.35
Production taxes (% of net crude oil and natural gas sales)	7.2%	7.0%
DD&A ($/Boe)	$13.67	$18.35
Total general and administrative expenses ($/Boe) (2)	$2.23	$1.90
Net income attributable to Continental Resources (in thousands)	$597,757	$259,642
Diluted net income per share attributable to Continental Resources	$1.65	$0.72
Adjusted net income (non-GAAP) (in thousands) (1)	$959,992	$278,890
Adjusted diluted net income per share (non-GAAP) (1)	$2.65	$0.77
Net cash provided by operating activities (in thousands)	$1,504,617	$1,040,260
EBITDAX (non-GAAP) (in thousands) (1)	$1,844,239	$962,636

(1) Net sales prices, adjusted net income, adjusted diluted net income per share, and EBITDAX represent non-GAAP financial measures. Further information about these non-GAAP financial measures as well as reconciliations to the most directly comparable U.S. GAAP financial measures are provided subsequently under the header Non-GAAP Financial Measures.

(2) Total general and administrative expense is comprised of cash general and administrative expense and non-cash equity compensation expense. Cash general and administrative expense per Boe was $1.36 and $1.29 for 1Q 2022 and 1Q 2021, respectively. Non-cash equity compensation expense per Boe was $0.87 and $0.61 for 1Q 2022 and 1Q 2021, respectively.

1Q22 Earnings Conference Call

The Company plans to host a conference call to discuss first quarter 2022 results on Thursday, May 5, 2022, at 10:00 a.m. ET (9:00 a.m. CT). Those wishing to listen to the conference call may do so via the Company’s website at www.CLR.com or by phone:

Time and date: 10:00 a.m. ET, Thursday, May 5, 2022
Dial-in: 1-888-317-6003
Intl. dial-in: 1-412-317-6061
Conference ID: 3358185

A replay of the call will be available for 14 days on the Company’s website or by dialing:

Replay number: 1-877-344-7529
Intl. replay: 1-412-317-0088
Conference ID: 8488139

The Company plans to publish a first quarter 2022 summary presentation to its website at www.CLR.com prior to the start of its conference call on Thursday, May 5, 2022.

About Continental Resources

Continental Resources (NYSE: CLR) is a top 10 independent oil producer in the U.S. and a leader in America's energy renaissance. Based in Oklahoma City, Continental is the largest leaseholder and the largest producer in the nation's premier oil field, the Bakken play of North Dakota and Montana. The Company is also the largest producer in the Anadarko Basin of Oklahoma and has newly acquired positions in the Powder River Basin of Wyoming and Permian Basin of Texas. With a focus on the exploration and production of oil, Continental has unlocked the technology and resources vital to American energy independence and our nation’s leadership in the new world oil market. In 2022, the Company will celebrate 55 years of operations. For more information, please visit www.CLR.com.

Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements included in this press release other than statements of historical fact, including, but not limited to, forecasts or expectations regarding the Company’s business and statements or information concerning the Company’s future operations, performance, financial condition, production and reserves, schedules, plans, timing of development, rates of return, budgets, costs, business strategy, objectives, and cash flows are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget,” “target,” “plan,” “continue,” “potential,” “guidance,” “strategy,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Forward-looking statements are based on the Company’s current expectations and assumptions about future events and currently available information as to the outcome and timing of future events. Although the Company believes these assumptions and expectations are reasonable, they are inherently subject to numerous business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. No assurance can be given that such expectations will be correct or achieved or that the assumptions are accurate. The risks and uncertainties include, but are not limited to, commodity price volatility; the geographic concentration of our operations; financial market and economic volatility; the effects of any national or international health crisis; the inability to access needed capital; the risks and potential liabilities inherent in crude oil and natural gas drilling and production and the availability of insurance to cover any losses resulting therefrom; difficulties in estimating proved reserves and other reserves-based measures; declines in the values of our crude oil and natural gas properties resulting in impairment charges; our ability to replace proved reserves and sustain production; our ability to pay future dividends or complete share repurchases; the availability or cost of equipment and oilfield services; leasehold terms expiring on undeveloped acreage before production can be established; our ability to project future production, achieve targeted results in drilling and well operations and predict the amount and timing of development expenditures; the availability and cost of transportation, processing and refining facilities; legislative and regulatory changes adversely affecting our industry and our business, including initiatives related to hydraulic fracturing and greenhouse gas emissions; increased market and industry competition, including from alternative fuels and other energy sources; and the other risks described under Part I, Item 1A. Risk Factors and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, registration statements and other reports filed from time to time with the SEC, and other announcements the Company makes from time to time.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Except as otherwise required by applicable law, the Company undertakes no obligation to publicly correct or update any forward-looking statement whether as a result of new information, future events or circumstances after the date of this report, or otherwise.

Readers are cautioned that initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels. Production from horizontal drilling in shale oil and natural gas resource plays and tight natural gas plays that are stimulated with extensive pressure fracturing are typically characterized by significant early declines in production rates.

We use the term "EUR" or "estimated ultimate recovery" to describe our best estimate of recoverable oil and natural gas hydrocarbon quantities. Actual reserves recovered may differ from estimated quantities. EUR data included herein, if any, remain subject to change as more well data is analyzed.

Investor Contact:	Media Contact:
Rory Sabino	Kristin Thomas
Vice President, Investor Relations	Senior Vice President, Public Relations
405-234-9620	405-234-9480
Rory.Sabino@CLR.com	Kristin.Thomas@CLR.com

Lucy Spaay
Investor Relations Analyst
405-774-5878
Lucy.Spaay@CLR.com

Continental Resources, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations

	Three months ended March 31,
	2022	2021
	In thousands, except per share data
Revenues:
Crude oil, natural gas, and natural gas liquids sales	$2,274,261	$1,247,533
Loss on derivative instruments, net	(475,938)	(43,507)
Crude oil and natural gas service operations	17,915	11,789
Total revenues	1,816,238	1,215,815

Operating costs and expenses:
Production expenses	137,280	93,065
Production and ad valorem taxes	158,365	83,976
Transportation, gathering, processing, and compression	74,849	50,256
Exploration expenses	13,017	4,645
Crude oil and natural gas service operations	8,561	4,490
Depreciation, depletion, amortization and accretion	459,029	509,608
Property impairments	24,248	11,436
General and administrative expenses	74,837	52,848
Net gain on sale of assets and other	(165)	(207)
Total operating costs and expenses	950,021	810,117
Income from operations	866,217	405,698
Other income (expense):
Interest expense	(72,555)	(64,951)
Gain (loss) on extinguishment of debt	—	(196)
Other	(1,227)	252
	(73,782)	(64,895)
Income before income taxes	792,435	340,803
Provision for income taxes	(191,084)	(80,528)
Net income	601,351	260,275
Net income attributable to noncontrolling interests	3,594	633
Net income attributable to Continental Resources	$597,757	$259,642

Net income per share attributable to Continental Resources:
Basic	$1.67	$0.72
Diluted	$1.65	$0.72

Continental Resources, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets

In thousands	March 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$4,244	$20,868
Other current assets	2,062,831	1,543,522
Net property and equipment (1)	17,466,448	16,975,465
Other noncurrent assets	139,908	51,256
Total assets	$19,673,431	$18,591,111

Liabilities and equity
Current liabilities	$2,177,668	$1,500,127
Long-term debt, net of current portion	6,562,803	6,826,566
Other noncurrent liabilities	2,662,517	2,408,093
Equity attributable to Continental Resources	7,892,791	7,475,456
Equity attributable to noncontrolling interests	377,652	380,869
Total liabilities and equity	$19,673,431	$18,591,111

(1) Balance is net of accumulated depreciation, depletion and amortization of $16.94 billion and $16.48 billion as of March 31, 2022 and December 31, 2021, respectively.

Continental Resources, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended March 31,
In thousands	2022	2021
Net income	$601,351	$260,275
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash expenses	1,077,091	633,941
Changes in assets and liabilities	(173,825)	146,044
Net cash provided by operating activities	1,504,617	1,040,260
Net cash used in investing activities	(1,040,994)	(428,084)
Net cash used in financing activities	(480,247)	(563,589)
Net change in cash and cash equivalents	(16,624)	48,587
Cash and cash equivalents at beginning of period	20,868	47,470
Cash and cash equivalents at end of period	$4,244	$96,057

Non-GAAP Financial Measures

Non-GAAP adjusted net income and adjusted net income per share attributable to Continental
Our presentation of adjusted net income and adjusted net income per share that exclude the effect of certain items are non-GAAP financial measures. Adjusted net income and adjusted net income per share represent net income and diluted net income per share determined under U.S. GAAP without regard to non-cash gains and losses on derivative instruments, property impairments, gains and losses on asset sales, gains and losses on extinguishment of debt, acquisition costs, and charitable donations as applicable. Management believes these measures provide useful information to analysts and investors for analysis of our operating results. In addition, management believes these measures are used by analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas industry to allow for analysis without regard to an entity’s specific derivative portfolio, impairment methodologies, and property acquisitions and dispositions. Adjusted net income and adjusted net income per share should not be considered in isolation or as an alternative to, or more meaningful than, net income or diluted net income per share as determined in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies. The following table reconciles net income and diluted net income per share as determined under U.S. GAAP to adjusted net income and adjusted diluted net income per share for the periods presented.

	Three months ended March 31,
	2022		2021
In thousands, except per share data	$	Diluted EPS	$	Diluted EPS
Net income attributable to Continental Resources (GAAP)	$597,757	$1.65	$259,642	$0.72
Adjustments:
Non-cash loss on derivatives	453,698		14,070
Property impairments	24,248		11,436
Net gain on sale of assets and other	(165)		(207)
(Gain) loss on extinguishment of debt	—		196
Other (donation)	2,000		—
Total tax effect of adjustments (1)	(117,546)		(6,247)
Total adjustments, net of tax	362,235	1.00	19,248	0.05
Adjusted net income (non-GAAP)	$959,992	$2.65	$278,890	$0.77
Weighted average diluted shares outstanding	362,375		362,673
Adjusted diluted net income per share (non-GAAP)	$2.65		$0.77

(1) Computed by applying a combined federal and state statutory tax rate of 24.5% in effect for 2022 and 2021 to the pre-tax amount of adjustments.

Non-GAAP Net Debt

Net debt is a non-GAAP measure. We define net debt as total debt less cash and cash equivalents as determined under U.S. GAAP. Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Management uses net debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. We believe this metric is useful to analysts and investors in determining the Company’s leverage position, since the Company is able to, and may decide to, use a portion of its cash and cash equivalents to reduce debt. This metric is sometimes presented as a ratio with EBITDAX in order to provide investors with another means of evaluating the Company’s ability to service its existing debt obligations as well as any future increase in the amount of such obligations. At March 31, 2022, the Company’s total debt was $6.57 billion and its net debt amounted to $6.56 billion, representing total debt of $6.57 billion less cash and cash equivalents of $4.2 million. From time to time the Company provides forward-looking net debt forecasts; however, the Company is unable to provide a quantitative reconciliation of the forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure of total debt because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measure. The reconciling items in future periods could be significant.

Non-GAAP EBITDAX

We use a variety of financial and operational measures to assess our performance. Among these measures is EBITDAX, a non-GAAP measure. We define EBITDAX as earnings before interest expense, income taxes, depreciation, depletion, amortization and accretion, property impairments, exploration expenses, non-cash gains and losses resulting from the requirements of accounting for derivatives, non-cash equity compensation expense, gains and losses on extinguishment of debt, and non-cash charitable donations as applicable. EBITDAX is not a measure of net income or net cash provided by operating activities as determined by U.S. GAAP.

Management believes EBITDAX is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. Further, we believe EBITDAX is a widely followed measure of operating performance and may also be used by investors to measure our ability to meet future debt service requirements, if any. We exclude the items listed above from net income/loss and net cash provided by operating activities in arriving at EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired.

EBITDAX should not be considered as an alternative to, or more meaningful than, net income/loss or net cash provided by operating activities as determined in accordance with U.S. GAAP or as an indicator of a company’s operating performance or liquidity. Certain items excluded from EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of EBITDAX. Our computations of EBITDAX may not be comparable to other similarly titled measures of other companies.

The following table provides a reconciliation of our net income to EBITDAX for the periods presented.

	Three months ended March 31,
In thousands	2022	2021
Net income	$601,351	$260,275
Interest expense	72,555	64,951
Provision for income taxes	191,084	80,528
Depreciation, depletion, amortization and accretion	459,029	509,608
Property impairments	24,248	11,436
Exploration expenses	13,017	4,645
Impact from derivative instruments:
Total loss on derivatives, net	475,938	43,507
Total cash paid on derivatives, net	(22,240)	(29,437)
Non-cash loss on derivatives, net	453,698	14,070
Non-cash equity compensation	29,257	16,927
(Gain) loss on extinguishment of debt	—	196
EBITDAX (non-GAAP)	$1,844,239	$962,636

The following table provides a reconciliation of our net cash provided by operating activities to EBITDAX for the periods presented.
	Three months ended March 31,
In thousands	2022	2021
Net cash provided by operating activities	$1,504,617	$1,040,260
Current income tax provision	96,102	—
Interest expense	72,555	64,951
Exploration expenses, excluding dry hole costs	2,592	4,645
Gain on sale of assets and other, net	165	207
Other, net	(5,617)	(1,383)
Changes in assets and liabilities	173,825	(146,044)
EBITDAX (non-GAAP)	$1,844,239	$962,636

Non-GAAP Free Cash Flow and Free Cash Flow Yield

Our presentation of free cash flow and free cash flow yield are non-GAAP measures. We define free cash flow as cash flows from operations before changes in working capital items, less capital expenditures, excluding acquisitions, plus noncontrolling interest capital contributions, less distributions to noncontrolling interests. Noncontrolling interest capital contributions and distributions primarily relate to our relationship formed with Franco-Nevada in 2018 to fund a portion of certain mineral acquisitions which are included in our capital expenditures and operating results. Free cash flow is not a measure of net income or operating cash flows as determined by U.S. GAAP and should not be considered an alternative to, or more meaningful than, the comparable GAAP measure, and free cash flow does not represent residual cash flows available for discretionary expenditures. Free cash flow yield is calculated by taking free cash flow divided by the market capitalization of the Company at a given date. Management believes these measures are useful to management and investors as a measure of a company’s ability to internally fund its capital expenditures, to service or incur additional debt, and to measure management's success in creating shareholder value. From time to time the Company provides forward-looking free cash flow and free cash flow yield estimates or targets; however, the Company is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measure. The reconciling items in future periods could be significant.

The following table reconciles net cash provided by operating activities as determined under U.S. GAAP to free cash flow for the three months ended March 31, 2022.

In thousands	1Q 2022
Net cash provided by operating activities (GAAP)	$1,504,617
Exclude: Changes in working capital items	173,825
Less: Capital expenditures (1)	(525,841)
Plus: Contributions from noncontrolling interest	2,778
Less: Distributions to noncontrolling interest	(8,235)
Free cash flow (non-GAAP)	$1,147,144

(1) Capital expenditures are calculated as follows:

In thousands	1Q 2022
Cash paid for capital expenditures	$976,650
Less: Total acquisitions	(462,354)
Plus: Change in accrued capital expenditures & other	10,977
Plus: Exploratory seismic costs	568
Capital expenditures	$525,841

Non-GAAP Net Sales Prices

Revenues and transportation expenses associated with production from our operated properties are reported separately. For non-operated properties, we receive a net payment from the operator for our share of sales proceeds which is net of costs incurred by the operator, if any. Such non-operated revenues are recognized at the net amount of proceeds received. As a result, the separate presentation of revenues and transportation expenses from our operated properties differs from the net presentation from non-operated properties. This impacts the comparability of certain operating metrics, such as per-unit sales prices, when such metrics are prepared in accordance with U.S. GAAP using gross presentation for some revenues and net presentation for others.

In order to provide metrics prepared in a manner consistent with how management assesses the Company's operating results and to achieve comparability between operated and non-operated revenues, we may present crude oil, natural gas, and natural gas liquids sales net of transportation expenses, which we refer to as "net crude oil, natural gas, and natural gas liquids sales," a non-GAAP measure. Average sales prices calculated using net sales are referred to as "net sales prices," a non-GAAP measure, and are calculated by taking revenues less transportation expenses divided by sales volumes. Management believes presenting our revenues and sales prices net of transportation expenses is useful because it normalizes the presentation differences between operated and non-operated revenues and allows for a useful comparison of net realized prices to NYMEX benchmark prices on a Company-wide basis.

The following table presents a reconciliation of crude oil, natural gas, and natural gas liquids sales (GAAP) to net crude oil, natural gas, and natural gas liquids sales and related net sales prices (non-GAAP) for the periods presented.

	Three months ended March 31, 2022			Three months ended March 31, 2021
In thousands	Crude oil	Natural gas and NGLs	Total	Crude oil	Natural gas and NGLs	Total
Crude oil, natural gas, and NGL sales (GAAP)	$1,643,847	$630,414	$2,274,261	$768,768	$478,765	$1,247,533
Less: Transportation expenses	(57,887)	(16,962)	(74,849)	(40,079)	(10,177)	(50,256)
Net crude oil, natural gas, and NGL sales (non-GAAP)	$1,585,960	$613,452	$2,199,412	$728,689	$468,588	$1,197,277
Sales volumes (MBbl/MMcf/MBoe)	17,461	96,683	33,575	13,726	84,289	27,774
Net sales price (non-GAAP)	$90.83	$6.34	$65.51	$53.09	$5.56	$43.11

Non-GAAP Cash General and Administrative Expenses per Boe

Our presentation of cash general and administrative (“G&A”) expenses per Boe is a non-GAAP measure. We define cash G&A per Boe as total G&A determined in accordance with U.S. GAAP less non-cash equity compensation expenses, expressed on a per-Boe basis. We report and provide guidance on cash G&A per Boe because we believe this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period. In addition, management believes cash G&A per Boe is used by analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas industry to allow for analysis of G&A spend without regard to stock-based compensation programs which can vary substantially from company to company. Cash G&A per Boe should not be considered as an alternative to, or more meaningful than, total G&A per Boe as determined in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

The following table reconciles total G&A per Boe as determined under U.S. GAAP to cash G&A per Boe for the periods presented.

	Three months ended March 31,
	2022	2021
Total G&A per Boe (GAAP)	$2.23	$1.90
Less: Non-cash equity compensation per Boe	(0.87)	(0.61)
Cash G&A per Boe (non-GAAP)	$1.36	$1.29

Continental Resources, Inc.
2022 Guidance
As of May 4, 2022

	2022 Previous	2022 Current
Full-year average oil production (Bopd)	195,000 to 205,000	200,000 to 210,000
Full-year average natural gas production (Mcfpd)	1,040,000 to 1,140,000	1,100,000 to 1,200,000
Capital expenditures budget	$2.3 billion	$2.6 to $2.7 billion

Full-Year Operating Expenses:
Production expense per Boe	$3.50 to $4.00	$3.50 to $4.00
Production tax (% of net oil & gas revenue)	7.5% to 8.0%	7.5% to 8.0%
Cash G&A expense per Boe(1)	$1.20 to $1.40	$1.20 to $1.40
Non-cash equity compensation per Boe	$0.50 to $0.60	$0.50 to $0.60
DD&A per Boe	$14.00 to $16.00	$14.00 to $16.00

Average Price Differentials:
NYMEX WTI crude oil (per barrel of oil)	($3.00) to ($4.00)	($2.50) to ($3.50)
Henry Hub natural gas(2) (per Mcf)	$0.10 to $0.75	$0.25 to $1.00

1.Cash G&A is a non-GAAP measure and excludes the range of values shown for non-cash equity compensation per Boe in the item appearing immediately below. Guidance for total G&A (cash and non-cash) is a projected range of $1.70 to $2.00 per Boe.
2.Includes natural gas liquids production in differential range.